As filed with the Securities and Exchange Commission on May 22, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RATTLER MIDSTREAM LP

(formerly known as Rattler Midstream Partners LP)

(Exact Name of Registrant as Specified in Its Charter)

Delaware	4922	83-1404608
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

500 West Texas Avenue

Suite 1200

Midland, Texas 79701

(432) 221-7400

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Teresa L. Dick

Chief Financial Officer

515 Central Park Drive

Suite 500

Oklahoma City, Oklahoma 73105

(405) 463-6900

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Seth R. Molay, P.C. Akin Gump Strauss Hauer & Feld LLP 2300 N. Field Street, Suite 1800 Dallas, TX 75201 (214) 969-4780	John Goodgame Akin Gump Strauss Hauer & Feld LLP 1111 Louisiana Street, 44th Floor Houston, TX 77002 (713) 220-8144	J. Michael Chambers John M. Greer Latham & Watkins LLP 811 Main Street, Suite 3700 Houston, Texas 77002 (713) 546-5400

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  File No. 333-226645

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Common Unit(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Common units representing limited partner interests	5,366,667	$17.50	$93,916,673	$11,382.70

(1)

Represents only the additional number of common units being registered and includes common units that may be sold if the option to purchase additional common units granted by us to the underwriters is exercised in full. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-226645).

(2)	Based on the public offering price.
(3)

The Registrant has previously paid $88,274 for the registration of $728,333,327 of proposed maximum aggregate offering price in the filing of Amendment No. 7 to the Registration Statement on Form S-1 (File No. 333-226645), filed on May 13, 2019.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

Explanatory Note

This Registration Statement is being filed with respect to the registration of additional common units representing limited partner interests of Rattler Midstream LP, a Delaware limited partnership, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This registration statement relates to the registrant’s Registration Statement on Form S-1 (Registration No. 333-226645) filed with the Securities and Exchange Commission (the “Commission”) on August 7, 2018, as amended, which was declared effective by the Commission on May 22, 2019 (as amended, the “Prior Registration Statement”). The contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into, and shall be deemed a part of, this Registration Statement.

The required opinions and consents are filed herewith.

Part II

Information Not Required in Prospectus

Item 16.	Exhibits

All exhibits previously filed or incorporated by reference in the Prior Registration Statement are incorporated by reference into, and shall be deemed to be a part of this filing, except for the following, which are filed herewith:

Exhibit number	Description

5.1	Opinion of Akin Gump Strauss Hauer & Feld LLP as to the legality of the securities being registered

23.1	Consent of Grant Thornton LLP

23.2	Consent of Grant Thornton LLP

23.3	Consent of Grant Thornton LLP

23.4	Consent of Akin Gump Strauss Hauer & Feld LLP (contained in Exhibit 5.1)

23.5**	Consent of Director Nominee, Laurie H. Argo

23.6**	Consent of Director Nominee, Arturo Vivar

23.7**	Consent of Director Nominee, Steven E. West

24.1**	Powers of Attorney (included on the signature page to the Registration Statement on Form S-1 (Registration No. 333-226645) initially filed with the Securities and Exchange Commission on August 7, 2018, as amended, and incorporated by reference herein)

**	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on May 22, 2019.

RATTLER MIDSTREAM LP
By:	Rattler Midstream GP LLC, its general partner

By:	/s/ Teresa L. Dick
Teresa L. Dick Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on May 22, 2019.

* Travis D. Stice	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Teresa L. Dick Teresa L. Dick	Chief Financial Officer (Principal Financial and Accounting Officer)

* Matthew Kaes Van’t Hof	President and Director

Teresa L. Dick hereby signs this Registration Statement on behalf of the indicated persons for whom she is attorney-in-fact pursuant to a power of attorney executed by the above named directors and officers of the Registrant.

*By:	/s/ Teresa L. Dick
Teresa L. Dick
Attorney-in-fact